Exhibit 99.1

Lantern Pharma Announces Share Repurchase Program

DALLAS, November 22, 2021 /PRNewswire/ -- Lantern Pharma Inc. (NASDAQ: LTRN) (“Lantern” or the “Company”), a clinical stage biopharmaceutical company using its proprietary RADR® artificial intelligence (“A.I.”) platform to transform the cost, pace, and timeline of oncology drug discovery and development, today announced that its board of directors has authorized a share repurchase program to acquire up to $7 million of the Company’s common stock. The Company may purchase common stock on the open market, through privately negotiated transactions, or otherwise, in compliance with the rules of the United States Securities and Exchange Commission and other applicable legal requirements. As of September 30, 2021, the Company had approximately $73.8 million of cash, cash equivalents and marketable securities. The Company had approximately 11.2 million shares of common stock outstanding as of October 29, 2021.

“Initiating a share repurchase program at this time is in line with our ongoing focus on creating value for our stockholders, which we are committed to,” stated Panna Sharma, CEO and President of Lantern Pharma Inc. “It also demonstrates our confidence in advancing our clinical pipeline and our growing RADR® A.I. platform — Lantern is capitalized to achieve its upcoming clinical milestones. In light of our strong balance sheet, the board has decided to implement the share repurchase program enabling Lantern to opportunistically return value to its stockholders.”

The timing, amount of shares repurchased and prices paid for the stock under this program will depend on market conditions as well as corporate and regulatory limitations, including blackout period restrictions. The repurchase program does not obligate the Company to acquire any particular amount of shares, and the repurchase program may be suspended or discontinued at any time at the Company’s discretion.

About Lantern Pharma

Lantern Pharma Inc. (NASDAQ: LTRN) is a clinical-stage oncology-focused biopharmaceutical company leveraging its proprietary RADR® A.I. platform and machine learning to discover biomarker signatures that identify patients most likely to respond to its pipeline of genomically-targeted therapeutics. Lantern is currently developing four drug candidates and an ADC program across eight disclosed tumor targets, including two phase 2 programs. By targeting drugs to patients whose genomic profile identifies them as having the highest probability of benefiting from the drug, Lantern’s approach represents the potential to deliver best-in-class outcomes. More information is available at: www.lanternpharma.com and Twitter @lanternpharma.

www.lanternpharma.com

About RADR®

RADR® or Response Algorithm for Drug Positioning & Rescue, is Lantern’s proprietary integrated A.I. platform for large-scale biomarker and drug-tumor interaction data analytics that leverages machine-learning. RADR® is used to provide mechanistic insights about drug-tumor interactions, predict the potential response of cancer types and subtypes to existing drugs and drug candidates, and uncover patient groups that may respond to potential therapies being developed by Lantern and its collaborators.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among other things, statements relating to: future events or our future financial performance; the potential advantages of our RADR® platform in identifying drug candidates and patient populations that are likely to respond to a drug candidate; our strategic plans to advance the development of our drug candidates and antibody drug conjugate (ADC) development program; estimates regarding the development timing for our drug candidates and ADC development program; our research and development efforts of our internal drug discovery programs and the utilization of our RADR® platform to streamline the drug development process; our intention to leverage artificial intelligence, machine learning and genomic data to streamline and transform the pace, risk and cost of oncology drug discovery and development and to identify patient populations that would likely respond to a drug candidate; estimates regarding potential markets and potential market sizes; sales estimates for our drug candidates and our plans to discover and develop drug candidates and to maximize their commercial potential by advancing such drug candidates ourselves or in collaboration with others. Any statements that are not statements of historical fact (including, without limitation, statements that use words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “objective,” “aim,” “upcoming,” “should,” “will,” “would,” or the negative of these words or other similar expressions) should be considered forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by the forward-looking statements, such as (i) the impact of the COVID-19 pandemic, (ii) the risk that our research and the research of our collaborators may not be successful, (iii) the risk that none of our product candidates has received FDA marketing approval, and we may not be able to successfully initiate, conduct, or conclude clinical testing for or obtain marketing approval for our product candidates, (iv) the risk that no drug product based on our proprietary RADR A.I. platform has received FDA marketing approval or otherwise been incorporated into a commercial product, and (v) those other factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on March 10, 2021. You may access our Annual Report on Form 10-K for the year ended December 31, 2020 under the investor SEC filings tab of our website at www.lanternpharma.com or on the SEC’s website at www.sec.gov. Given these risks and uncertainties, we can give no assurances that our forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by our forward-looking statements will in fact occur, and we caution investors not to place undue reliance on these statements. All forward-looking statements in this press release represent our judgment as of the date hereof, and, except as otherwise required by law, we disclaim any obligation to update any forward-looking statements to conform the statement to actual results or changes in our expectations.

CONTACT:

Investor Relations
David Waldman, Crescendo Communications, LLC
IR@lanternpharma.com
212-671-1021

www.lanternpharma.com